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                                                                    Exhibit 23.5

Consent of Independent Certified Public Accountants

Board of Directors
Gameco, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 12, 2002, relating to the consolidated financial statements of Diversified Opportunities Group Ltd., which is contained in that Prospectus.

We also consent to the reference to us under the captions "Selected Consolidated Historical Financial and Operating Data" and "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
Richmond, Virginia

May 14, 2002